                                  SOFTECH, INC.
                               TWO HIGHWOOD DRIVE
                               TEWKSBURY, MA 01876
                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 2003
                                 _______________


To the Stockholders of SofTech, Inc.:

     The Annual Meeting of Stockholders of SofTech, Inc. (the "Company"), a Massachusetts company, will be held on Wednesday, April 16, 2003 at 10:00 a.m., at the Corporation's offices located at Two Highwood Drive, Tewksbury, Massachusetts, 01876 for the following purposes:

          1. To elect one (1) Class I director to serve for a three-year term or until his successor is elected and qualified;

          2. To elect two (2) Class II directors to serve for a one-year term or until their successors are elected and qualified;

          3. To elect two (2) Class III directors to serve for a two-year term or until their successors are elected and qualified; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.


     Only stockholders of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                        By Order of the Board of Directors

                                        /s/ Joseph P. Mullaney

                                        Joseph P. Mullaney
                                        PRESIDENT AND COO


Tewksbury, Massachusetts
March 22, 2003

                                  SOFTECH, INC.
                                _________________

                                 PROXY STATEMENT

                                 March 22, 2003

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of SofTech, Inc. (the "Company"), a Massachusetts company, for use at the Annual Meeting of Stockholders to be held on Wednesday, April 16, 2003, at 10:00 a.m., local time, at the Company's headquarters located at Two Highwood Drive, Tewksbury, MA 01876.

     Only stockholders of record at the close of business on February 28, 2003 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of the Record Date, 12,205,236 shares of common stock, $.10 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to SofTech, Inc., Two Highwood Drive, Tewksbury, MA 01876, Attention: Clerk, at or before the taking of the vote at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from a nominee for election as a director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of the Class I, II and III directors, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as a director. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, Joseph P. Mullaney and Bryan Smith, are employees and/or officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted as stated below under "Election of Director." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by marking withheld in the space provided on the proxy. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken and upon which the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended May 31, 2002, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about March 22, 2003.

              MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of August 23, 2002: (i) the name and address of each person who, to the knowledge of the Company, owned beneficially more than 5% of the Common Stock of the Company outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.

                        NAME AND ADDRESS                          AMOUNT AND NATURE          PERCENT
                      OF BENEFICIAL OWNER                          OF OWNERSHIP (1)        OF CLASS (2)
                      -------------------                         -----------------        ------------
    William D. Johnston                                             5,315,372(3)(4)           43.1 %
    Joseph P. Mullaney                                                 94,319                  *
    Jean J. Croteau                                                    10,000(3)               *
    Victor G. Bovey                                                    23,350(3)               *
    Timothy L. Tyler                                                   21,000(3)               *
    Ronald A. Elenbaas                                                 58,700(3)               *
    Frederick A. Lake                                                   5,800(3)               *
    Barry Bedford                                                       5,000(3)               *
    All officers, directors and nominees as a group .....
      (8 persons) (3)                                               5,533,541(5)              44.8%

    ------------------------------
    o  Less than 1.0%.

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Applicable percentage of ownership as of the Record Date is based upon 12,205,236 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of August 23, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 77,600 shares of Common Stock which may be purchased within 60 days of August 23, 2002 upon the exercise of stock options as follows:
       Mr. Johnston - 16,000; Mr. Croteau - 10,000; Mr. Bovey - 3,000; Mr. Tyler - 21,000; Mr. Elenbaas - 16,000; Mr. Lake - 5,800; and Mr. Bedford - 5,000.

(4) Includes warrants for 60,000 shares issuable in exchange for $8.00 per share.

(5) Includes 77,600 shares issuable upon exercise of stock options and 60,000 shares issuable upon exercise of warrants held by all Directors and executive officers as a group.

                              PROPOSALS 1, 2 and 3
                              ELECTION OF DIRECTORS

     The Board of Directors is currently fixed at five members. The Board of Directors is divided into three classes, each class of which may consist as nearly as possible of one-third of the directors. As of the date of this Proxy Statement, there is one Class I director, two Class II directors and two Class III directors. The terms of each of the Classes of directors will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Mr. Tyler is the current Class I director; Messrs. Elenbaas and Lake the current Class II directors; and Messrs. Johnston and Bedford are the current Class III directors.

     The Board of Directors has nominated and recommended that Mr. Tyler, who is currently a Class I Director, be elected as Class I director, to hold office until the 2005 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Board of Directors has nominated and recommended that Messrs. Elenbaas and Lake, who are currently a Class II Directors, be elected as Class II directors, to hold office until the 2003 Annual Meeting of Stockholders or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors has nominated and recommended that Messrs. Johnston and Bedford, who are currently a Class III Directors, be elected as Class III directors, to hold office until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if the nominees should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other persons for the office of director as the Board of Directors may recommend in the place of such nominee.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  A VOTE "FOR" THE ELECTION OF THESE NOMINEES.

     The following table sets forth the nominees to be elected at the meeting and the year such nominee or director was first elected a director, the position currently held by the nominee and each director with the Company, the year the nominee's or director's term will expire and class of director of the nominee and each director:

      NOMINEE'S OR DIRECTOR'S NAME
      AND YEAR NOMINEE OR DIRECTOR              POSITION WITH           YEAR TERM          CLASS OF
        FIRST BECAME A DIRECTOR                  THE COMPANY           WILL EXPIRE         DIRECTOR
    --------------------------------             -----------           -----------         --------

NOMINEES:
---------

     Timothy L. Tyler                              Director                2005                 I
         1996

     Ronald A. Elenbaas                            Director                2003                II
         1996

     Frederick A. Lake                             Director                2003                II
         2000

     William D. Johnston                     Chairman and Director         2004               III
         1996

     Barry Bedford                                 Director                2004               III
         2000

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information regarding the Directors and Executive Officers of the Company as of February 28, 2003, based on information furnished by them to the Company.

DIRECTORS

The following provides biographical information with respect to the Directors:

     Ronald A. Elenbaas, 49, term expires at this Annual Meeting; Mr. Elenbaas is currently retired. From 1975 to 2000, Mr. Elenbaas was employed by Stryker Corporation in various positions, most recently as President of Stryker Surgical Group, a division of Stryker Corporation. Mr. Elenbaas also serves on the Board of the American Red Cross (Kalamazoo and Cass County, Michigan). Mr. Elenbaas was appointed a Director of the Company in September 1996.

     William D. Johnston, 56, term expires at this Annual Meeting; Mr. Johnston serves as Chairman of the Company and has been a Director since 1996. Mr. Johnston is President, Chairman and CEO of the Greenleaf Companies. Included in the Greenleaf Companies are Greenleaf Trust, a Michigan chartered bank, Greenleaf Capital, Inc., a venture capital company and primary and secondary lender to SofTech, Greenleaf Ventures, Inc., a management company delivering management services to the host industry and Greenleaf Holdings L.L.C., a commercial real estate development company.

     Timothy L. Tyler, 48, term expires at this Annual Meeting; Mr. Tyler has served since 1995 as President of Borroughs corporation, a privately held, Michigan-based business that designs, manufactures and markets industrial and library shelving units, metal office furniture and check out stands primarily in the United States. Mr. Tyler served as President and General Manager of Tyler Supply Company from 1979 to 1995. Mr. Tyler was appointed a Director of the Company in September 1996.

     Barry Bedford, 44, term expires at this Annual Meeting; Mr. Bedford has served as Chief Financial Officer of the Greenleaf Companies since April 2000. Prior to joining Greenleaf, Mr. Bedford was the Chief Financial Officer of Johnson and Rauhofs, a Michigan advertising firm, since 1991. Mr. Bedford was appointed a Director of the Company in July 2000.

     Frederick A. Lake, 67, term expires at this Annual Meeting; Mr. Lake is a partner in the law firm of Lake, Stover & Schau, PLC, a Michigan based law firm. Mr. Lake has been with Lake, Stover & Schau, PLC, and its predecessors for more than five years. Mr. Lake also serves as corporate counsel for Greenleaf Companies and other entities. Mr. Lake was appointed a Director of the Company in July 2000.

     Each member of the Board of Directors also serves on the Audit Committee of the Board of Directors. The Audit Committee recommends the engagement of the Company's independent accountants. In addition, the Audit Committee reviews comments made by the independent accountants with respect to internal controls and considers any corrective action to be taken by management; reviews internal accounting procedures and controls within the Company's financial and accounting staff; and reviews the need for any non-audit services to be provided by the independent accountants. The Audit Committee operates under a written charter, a copy of which is attached as an Exhibit to this proxy.

     Each member of the Board of Directors also serves on the Compensation Committee of the Board of Directors. The Compensation Committee recommends salaries and bonuses for officers and general managers and establishes general policies and procedures for salary and performance reviews and the granting of bonuses to other employees. It also administers the Company's 1994 Stock Option Plan (the "Plan") and the SofTech Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The following provides biographical information with respect to the Executive
Officers:

     Joseph P. Mullaney was appointed President and Chief Operating Officer in June 2001. Previously he served as Vice President, Treasurer, and Chief Financial Officer of the Company from November 1993 to June 2001. He joined the Company in May 1990 as Assistant Controller and was promoted to Corporate Controller in June 1990. Prior to his employment with SofTech he was employed for seven years at the Boston office of Coopers & Lybrand LLP (now PriceWaterhouseCoopers LLP) as an auditor in various staff and management positions.

     Jean J. Croteau was appointed Vice President, Operations at the July 2001. He started with the Company in 1981 as Senior Contracts Administrator and was promoted to various positions of greater responsibilities until his departure in 1995. Mr. Croteau rejoined SofTech in 1998. From 1995 through 1998 he served as the Director of Business Operations for the Energy Services Division of XENERGY, Inc.

     Victor G. Bovey was appointed Vice President of Engineering of the Company in March 2000. He started with the Company in November 1997 as Director of Product Development. Prior to his employment with SofTech he was employed for thirteen years with CIMLINC Incorporated in various engineering and product development positions.

     Executive officers of the Company are elected at the first Board of Directors meeting following the Stockholders' meeting at which the Directors are elected.


RELATED PARTY TRANSACTIONS

     Greenleaf Capital, Inc. has been and continues to be the Company's primary source of capital. Mr. Johnston, SofTech's Chairman, its largest shareholder and a Director since 1996, is also the President, Chairman and CEO of Greenleaf Capital. The Company paid Greenleaf Capital approximately $1.7 million in fiscal 2002 in interest payments on borrowings from Greenleaf and in management fees for services provided by them. Greenleaf Trust also serves as the trustee and investment advisor for the Company's 401-K Plan.

     The President of the Company was extended a non-interest bearing note in the amount of $134,000 related to a stock transaction from May 1998. The note is secured by all Company shares and stock options held by that Officer.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended May 31, 2002, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met nine times during the fiscal year ended May 31, 2002. Each of the directors, attended more than 75% of the regularly scheduled and special meetings of the Board of Directors and the Committees on which they served. The Audit Committee of the Board of Directors reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the committee deems appropriate. During fiscal 2002, the Audit Committee, which consisted of all members of the Board of Directors of the Company, met two times. The Compensation Committee makes recommendations concerning the salaries and incentive compensation of executive officers of the Corporation and administers the Corporation's stock plans. During fiscal 2002, the Compensation Committee, which consisted of all members of the Board of Directors, dealt with these compensation issues as part of the regularly scheduled Board meetings. The Board of Directors does not currently have a standing nominating committee.


                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the fiscal years ended May 31, 2002, 2001 and 2000 as applicable, to the (i) Company's President and (ii) each of the other executive officers of the Company. These five individuals are collectively referred to as the "Named Executive Officers."

                                           SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                   ANNUAL COMPENSATION (1)             AWARDS
                                                   -----------------------             ------
                                                                                     SECURITIES
                                     FISCAL                         OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS     COMPENSATION       OPTIONS       COMPENSATION(2)
---------------------------           ----    ------     -----     ------------       -------       ---------------

Joseph P. Mullaney(3)                 2002   $195,000   $45,000          -               -            $ 16,000(8)
  President and Chief Operating       2001    160,000      -             -               -              13,920(8)
  Officer, Former Vice President      2000    144,000      -             -             50,000            1,231
  and Chief Financial Officer
Jean J. Croteau(5).................   2002    127,348    33,000          -             50,000            1,573
  Vice President, Operations          2001    121,275    20,000          -               -               2,820
                                      2000    115,500    20,000          -             50,000            1,158
Victor G. Bovey(4).................   2002    125,000     4,000          -             15,000            2,604
  Vice President, Research &          2001    125,000      -             -               -               2,500
  Development                         2000     96,922      -             -             50,000            1,000
Mark R. Sweetland (6)..............   2002     80,388      -             -               -                   -
  Former President and CEO            2001    190,000      -             -               -               1,169
                                      2000    171,000      -             -             50,000                -
Timothy J. Weatherford(7)..........   2002     25,960      -             -               -                   -
  Former Vice President, Sales        2001    167,231      -             -               -              21,345
                                      2000    153,000      -             -             50,000            1,569

------------
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available to all employees of the Company. Annual compensation includes amounts deferred under the Company's 401(k) plan.
(2) Except as otherwise noted, amounts listed in this column reflect the Company's contributions to each of the Named Executive Officers accounts under the Company's 401(k) plan.

(3) Mr. Mullaney was appointed President and COO in June 2001. Prior to June 2001, Mr. Mullaney served as Vice President and CFO.
(4) Mr. Bovey was appointed Vice President, Research & Development in March 2000. Prior to March 2000, Mr. Bovey served as Director of Product Development
(5)  Mr. Croteau was appointed Vice President of Operations in July 2001.
(6) Mr. Sweetland was appointed as Director, President and Chief Executive Officer in September 1996. In June 2001, Mr. Sweetland resigned his employment and his position as a Director.
(7) Mr. Weatherford was appointed as Director and as Vice President, Sales in September 1996. In July 2001, Mr. Weatherford departed his employment with the Company and shortly thereafter was removed as a Director at the regularly scheduled meeting of the Board of Directors in July 2001.
(8) Includes imputed compensation related to a non-interest bearing note receivable.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth each grant of stock options made during the year ended May 31, 2002 pursuant to the Corporation's 1994 Stock Plan to the Named Executive Officers.

                                          INDIVIDUAL GRANTS(1)(2)
                        ----------------------------------------------------------    POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                           NUMBER OF       % OF TOTAL                                     ANNUAL RATES OF
                          SECURITIES        OPTIONS                                  STOCK PRICE APPRECIATION
                          UNDERLYING        GRANTED        EXERCISE                     FOR OPTION TERM (4)
                            OPTIONS        IN FISCAL       PRICE(3)     EXPIRATION      ------------------
NAME                      GRANTED(#)          YEAR        ($/SHARE)        DATE       5%($)            10%($)
----                      ----------          ----        ---------        ----     -------           -------
Victor G. Bovey             15,000           11.2%          $.09        11/28/11    $   810           $ 2,152
Jean J. Croteau             50,000           37.3%          $.09        11/28/11    $ 2,850           $ 7,172

(1) The Company granted options representing an aggregate of 134,000 shares to 13 employees and directors of the Corporation in fiscal 2002 under its 1994 Stock Plan.
(2) The options vest at the rate of 20% of the shares underlying the options each year on the anniversary date of the award.
(3) The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant.
(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

     Shown below is information with respect to (i) exercises of stock options of the Named Executive Officers during the fiscal year ended May 31, 2002 and
(ii) unexercised options outstanding at May 31, 2002 and the value of such unexercised in-the-money options at May 31, 2002.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                               OPTIONS/SARS AT                    IN-THE-MONEY
                              SHARES                            MAY 31, 2002                    OPTIONS/SARS AT
                             ACQUIRED                               (#)                       MAY 31, 2002 ($)(1)
                                ON           VALUE                  ---                       -------------------
NAME                        EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                        -----------   -----------    -----------   -------------     -----------      -------------
Joseph P. Mullaney               -             -              -              -                -                 -
Victor G. Bovey                  -             -            3,000          12,000             -                 -
Jean J. Croteau                  -             -           10,000          40,000             -                 -

(1) As of May 31, 2002, the exercise price of the options were equal to the fair market value of the Corporation's Common Stock.

EMPLOYMENT CONTRACTS

     The Company has not executed any employment contracts with its Named Executive Officers.

COMPENSATION OF DIRECTORS

     Since fiscal 1998, non-employee Directors have received options in lieu of cash remuneration for their services. Employee Directors are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof.

     Pursuant to the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"), non-employee Directors may be granted non-qualified options to purchase shares of Common Stock of the Company. The Compensation Committee of the Board of Directors administers the 1994 Stock Option Plan. Under the Plan, all non-employee Directors receive 10,000 options upon appointment to the Board and receive 3,000 options on the anniversary date of the initial award for as long as the Director serves the Company in that capacity. Such options vest over a five year period in equal increments and have an expiration date ten years after award. Stock options typically terminate upon a Director leaving his or her position for any reason other than death or disability. During the fiscal year ended May 31, 2002 there were 24,000 options granted to non-employee Directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     General. The Compensation Committee of the Board of Directors (the "Committee") is currently composed of all of the members of the Board of Directors and meets or takes action as many times during the year as is deemed necessary. The Committee's responsibilities include making recommendations to the Board for officers on the key components of the Company's executive compensation program, base salary, annual incentive awards, long-term incentives in the form of stock options, and other benefits typically offered to executives by comparable companies.

     Compensation Philosophy. The Company's compensation program has been designed to:

     o Support a pay for performance policy that differentiates in compensation amounts based on Company and individual performance;

     o Provide compensation opportunities that are comparable to those offered by comparable companies, thus allowing the Company to retain and compete for fully qualified executives who are in the competitive high technology and professional services marketplace; and

     o Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock of the Company.

     Consistent with the objectives of the compensation philosophy, the percentage of an executive's potential total compensation that is based on performance incentives increases with their level of responsibility. This results in an executive's total compensation varying from year to year based on the performance of the Company and the individual.

     Base Salaries. Base salary levels for the President and COO, and other executive officers are reviewed annually by the Committee. Certain of the officers were granted base salary increases during the year based upon a number of factors, including individual performance, contributions towards the growth of the Company, and increases in responsibilities.

     Annual Cash Incentives. All officers participate in incentive plans which compensate these individuals in the form of cash bonuses. Awards under these plans are based on the attainment of specific Company and individual performance measures established by the Compensation Committee at the beginning of the fiscal year. For the fiscal year ended May 31, 2002, these executive officers earned bonuses calculated in accordance with those plans as identified within this proxy in the table appearing under the heading Executive Compensation Summary.

     Long Term Incentives. 1994 Stock Option Plan. The Company's 1994 Stock Option Plan is designed to align a portion of the executive compensation program with stockholder interests by providing for the grant of options to employees, directors, officers and consultants to purchase up to 1,000,000 shares of Common Stock of the Company. The 1994 Stock Option Plan was adopted at the Annual Meeting of Stockholders on November 1, 1994.

     The Committee believes that stock options provide greater incentives to executives to improve the performance of the Company and thereby increase the value of its stock. It is only by increasing the Company's stock price that executives are able to realize the economic value of stock options. The Committee believes that this more closely aligns the interests of the Company's officers with those of the Company's stockholders.

     The Committee administers the Plan and determines which officers will receive stock options, the number of shares subject to each stock option, the vesting schedule of the options, and the other terms and provisions of the options granted. When recommending option awards, the following guidelines were used: (i) the individual's current contribution to Company performance, (ii) the anticipated contribution in meeting the Company's long term strategic performance goals, (iii) the employee's ability to impact corporate and/or business unit results; and (iv) the employee's current incentive to maximize operating results based on stock ownership and option awards.

     President and COO Compensation. Mr. Mullaney's compensation for fiscal year 2002 was composed of base salary compensation and a discretionary incentive bonus based on overall achievement of budget and other goals established for him at the beginning of the fiscal year. The discretionary 2002 bonus was awarded by the Compensation Committee after the fiscal year end after reviewing his performance against those established goals. His base compensation for the fiscal year was $195,000. Mr. Mullaney's bonus award for fiscal year 2002 was $45,000.

Respectfully submitted by the Compensation Committee this 28th day of February 2003:

William D. Johnston
Ronald A. Elenbaas
Timothy L. Tyler
Barry Bedford
Frederick A. Lake

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This report is submitted by the Audit Committee of the Board, which reviews with the independent auditors and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Company's annual financial statements and the results of the reviews of the quarterly financial statements for each of the first three quarters in the fiscal year with the independent auditors, recommends the retention of the independent auditors to the Board and periodically reviews the Company's accounting policies and internal accounting and financial controls for the fiscal year ended May 31, 2002. Messrs. Johnston, Elenbass, Bedford, Lake and Tyler served on the Audit Committee for the fiscal year ended May 31, 2002. None of Messrs. Johnston, Elenbass, Bedford, Lake or Tyler are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed the audited balance sheets of the Company as of May 31, 2002 and 2001, and the audited statements of operations, stockholders' equity and cash flows for each of the three years ended May 31, 2002, and has discussed them with both management and Grant Thornton LLP, the Company's independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Grant Thornton LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2002.

Respectfully submitted by the Audit Committee this 28th day of February 2003:

William D. Johnston
Ronald A. Elenbaas
Timothy L. Tyler
Barry Bedford
Frederick A. Lake

AUDIT FEES

     The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended May 31, 2002 and for the review of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended May 31, 2002 were approximately $68,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Grant Thornton LLP for financial information systems design and implementation professional services for the fiscal year ended May 31, 2002.

ALL OTHER FEES

     The aggregate fees billed by Grant Thornton LLP for services other than those described above for the fiscal year ended May 31, 2002 totaled approximately $23,000 and were primarily for the preparation of the Company's state and federal tax returns and the audit of the Company's 401-K. The Company's Audit Committee has determined that the provision of the services provided by Grant Thornton LLP as set forth herein are compatible with maintaining their independence.

                            AUDITORS FOR FISCAL 2003

     The Board of Directors has selected the firm of Grant Thornton LLP, independent certified public accountants, to serve as auditors for the fiscal year ending May 31, 2003. Grant Thornton LLP, has served as the Company's auditors since fiscal 2001. It is expected that a member of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Meeting and it knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board of Directors.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices no later than July 1, 2003. Further, any proposals must comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the Commission, and as set forth by the Commission. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to SofTech, Inc., Two Highwood Drive, Tewksbury, MA, 01876, Attention: Corporate Secretary.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report on Executive Compensation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                            EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting Stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

                                   APPENDIX A

                                  SOFTECH, INC.

                             AUDIT COMMITTEE CHARTER

A. PURPOSE AND SCOPE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the Board") in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the Securities and Exchange Commission ("SEC"), the Company's shareholders or to the general public, and (ii) the Company's internal financial and accounting controls.

B. COMPOSITION

     The Committee shall be comprised of all members of the Company's Board of Directors who shall meet the independence and audit committee composition requirements under any rules or regulations of The Nasdaq National Market, as in effect and applicable to the Company from time to time, and each such director shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal.

C. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENT REVIEW
     1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

     2. Review with representatives of management and representatives of the independent accounting firm the Company's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be published in the Company's Annual Report on Form 10-KSB. The Committee shall also review the Company's quarterly financial statements prior to their inclusion in the Company's quarterly SEC filings on Form 10-QSB and shall communicate with the independent accountants as necessary.

     3. Take steps designed to insure that the independent accounting firm reviews the Company's interim financial statements prior to their inclusion in the Company's quarterly reports on Form 10-QSB.

INDEPENDENT ACCOUNTING FIRM
     4. Recommend to the Board the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

     5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board ("ISB") Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent accounting firm.

     6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

     7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

     8. Evaluate the performance of the independent accounting firm and recommend to the Board any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board and the Committee.

FINANCIAL REPORTING PROCESSES
      9. In consultation with the independent accounting firm and management, review annually the adequacy of the Company's internal financial and accounting controls.

COMPLIANCE
     10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

REPORTING
     11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Company's annual proxy statement for each annual meeting of stockholders.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.


                                                      REVOCABLE PROXY
                                                       SOFTECH, INC.

/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE

       PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS                                                               WITH-   FOR ALL
                TO BE HELD APRIL 16, 2003                                                                  FOR    HOLD    EXCEPT
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                1.-3. To elect a member to the Board       / /     / /     / /
The undersigned hereby appoints Joseph P. Mullaney and Bryan          of Directors for the specified
Smith, and each of them, proxies, with full power of                  term or until his successor
substitution, to vote all shares of stock of SofTech, Inc.            is elected and qualified:
(the "Company") which the undersigned is entitled to vote at
the Annual Meeting of Stockholders of the Company to be held          CLASS I NOMINEE (THREE-YEAR TERM): TIMOTHY L. TYLER
on Wednesday, April 16, 2003, at 10:00 a.m., local time, at
the Company's offices located at Two Highwood Drive,                  CLASS II NOMINEES (ONE-YEAR TERM): RONALD A. ELENBAAS AND
Tewksbury, Massachusetts, 01876, and at any adjournments              FREDERICK A. LAKE
thereof, upon matters set forth in the Notice of Annual
Meeting of Stockholders and Proxy Statement dated March 22,           CLASS III NOMINEES (TWO-YEAR TERM): WILLIAM D. JOHNSTON AND
2003, a copy of which has been received by the undersigned.           BARRY BEDFORD
Execution of a proxy will not in any way affect a
stockholder's right to attend the meeting and vote in                 INSTRUCTION: To withhold authority to vote for any individual
person. The proxies are further authorized to vote, in their          nominee, mark "For All Except" and write that nominee's name
discretion, upon such other business as may properly come             in the space provided below.
before the meeting or any adjournments thereof, and upon
which the persons named as attorneys in the proxies may            4. To transact such other business as may properly come before
exercise discretion under applicable law                              the meeting or any adjournments thereof.

                                                                PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. -->    / /

                                                                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
                                                                OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1
                                                                through 4.

                                   --------------------------
Please be sure to sign and date    Date
  this Proxy in the box below.
---------------------------------- --------------------------


--- Stockholder sign above ---- Co-holder (if any) sign above

------------------------------------------------------------------------------------------------------------------------------------

                              ^ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. ^

                                                               SOFTECH, INC.
      -------------------------------------------------------------------------------------------------------------------
         If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

                                                            PLEASE ACT PROMPTLY
                                                  SIGN, DATE & MAIL YOUR PROXY CARD TODAY
      -------------------------------------------------------------------------------------------------------------------

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

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